EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111214) of Dell Inc. of our report dated June 23, 2006 relating to the financial statements and financial statement schedule of the Dell Financial Services L.P. 401(k) Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Austin, Texas
June 23, 2006

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